UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 12, 2010
HOME DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33027	22-2594392

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 NW 55th Ct. Fort Lauderdale, FL	33309

(Address of principal executive offices)	(Zip Code)
(Former name or former address, if changed since last report)
With copies to:

Clifford E. Neimeth, Esq. Greenberg Traurig, LLP MetLife Building 200 Park Avenue New York, New York 10166 (212) 801-9383 neimethc@gtlaw.com	Peter Ferola, Esq. Vice-President and General Counsel Home Diagnostics, Inc. 2400 NW 55th Ct. Fort Lauderdale, FL 33309 (954)-677-9201	Edwin T. Markham, Esq. Satterlee Stephens Burke & Burke LLP 230 Park Avenue New York, New York 10169 (212) 818-9200 emarkham@ssbb.com
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On February 2, 2010, Home Diagnostics, Inc., a Delaware corporation (“HDI”), entered into an Agreement and Plan of Merger (“Merger Agreement”) with Nipro Corporation, a corporation organized under the laws of Japan (“Parent”), and Nippon Product Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Acquisition Corporation”), providing for the merger of Acquisition Corporation with and into HDI. On February 11, 2010, pursuant to the Merger Agreement, Acquisition Corporation commenced a cash tender offer (the “Offer”) to acquire all of the shares of common stock, par value $0.01 per share (the “Shares”), of HDI at a purchase price of $11.50 per Share net to the seller in cash, without interest and less any required withholding taxes (the “Offer Price”), upon the terms and subject to the conditions disclosed in the Offer to Purchase on Schedule TO filed by Parent and Acquisition Corporation with the United States Securities and Exchange Commission on February 11, 2010, and the related Letter of Transmittal, each as amended or supplemented from time to time.
On March 12, 2010, Parent and HDI jointly announced the successful completion of the Offer, which expired at 12:00 midnight, New York City time, on March 11, 2010 (the “Expiration Time”). Parent and Acquisition Corporation have advised HDI that, based upon final information provided by Wells Fargo Bank, National Association, the depositary for the Offer, as of the Expiration Time, an aggregate of 16,293,824 Shares (including 374,405 Shares tendered by notice of guaranteed delivery), representing approximately 95.85% of the outstanding Shares, were validly tendered and not withdrawn pursuant to the Offer, that Acquisition Corporation has accepted such Shares for payment in accordance with the terms of the Offer, and that Acquisition Corporation has paid, or will promptly pay, for such Shares at the Offer Price.
On March 15, 2010, pursuant to the terms of the Merger Agreement, Acquisition Corporation merged with and into HDI (the “Merger”), with HDI being the surviving corporation, in a “short-form” merger effected in accordance with provisions of Section 253 of the Delaware general corporation laws that authorize the completion of the Merger without a vote or meeting of the stockholders of HDI. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding Share not tendered in the Offer (other than Shares held in the treasury of HDI or by HDI’s subsidiaries, Parent or any subsidiary of Parent or by stockholders, if any, who properly exercise their appraisal rights in accordance with Delaware law) was automatically converted into the right to receive $11.50 per Share in cash, without interest and less any required withholding taxes, and HDI became a wholly owned subsidiary of Parent.
Each outstanding stock option to acquire Shares (each, a “Stock Option”) and each outstanding stock appreciation right the value of which is determined based on the market price of Shares (each, a “Stock Appreciation Right”) granted under any current or former stock option, stock appreciation right or other equity compensation plan, program, agreement or arrangement of HDI or any of its subsidiaries, whether or not vested and exercisable as of the Effective Time, was cancelled as of the Effective Time in exchange for the right to receive an amount in cash equal to (i) the Offer Price multiplied by the number of Shares subject to such Stock Option or Stock Appreciation Right minus (ii) the exercise price of such Stock Option or the grant or base price of such Stock Appreciation Right, as applicable.

The total cost to acquire all outstanding Shares pursuant to the Offer and the Merger was approximately $215 million. Parent provided Acquisition Corporation with the funds to satisfy these obligations using cash on hand.
As a result of the Merger, HDI no longer fulfills the listing requirements of the NASDAQ Global Market (“NASDAQ”). Accordingly, on March 12, 2010, at HDI’s request, NASDAQ filed with the U.S. Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 pursuant to Rule 12d2-2 thereunder, thereby effecting the delisting of the Shares from NASDAQ. Moreover, because Parent is now the sole stockholder of HDI, HDI also concurrently filed with the SEC, pursuant to Rules 12g-4 and 12h-3 thereunder, its Notice of Termination of the Exchange Act registration of the Shares as a Section 12(g) class of securities and of HDI’s Exchange Act reporting obligations pursuant to Section 15(d) of the Exchange Act.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by HDI with the SEC on February 4, 2010, and which is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.
The disclosure contained in Item 3.01 above is incorporated herein by reference.
In connection with the consummation of the Merger, each Share issued and outstanding immediately prior to the Effective Time (other than Shares held in the treasury of HDI, by any subsidiary of HDI or held by Parent or any subsidiary of Parent or by stockholders, if any, who properly exercise their appraisal rights in accordance with Delaware law) was converted into the right to receive $11.50, without interest and less any required withholding taxes. At the Effective Time, HDI stockholders immediately prior to the Effective Time ceased to have any rights as stockholders in HDI (other than their right to receive the Merger consideration or seek the payment of the fair value of their Shares under Delaware law) and accordingly no longer have any interest in HDI’s future earnings or growth.

Item 5.01	Change in Control of Registrant.
The disclosure contained in Item 3.01 above and 5.02 below is incorporated herein by reference.
As a result of the Merger, a change in control of HDI occurred and HDI has become a wholly-owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The disclosure contained in Item 3.01 above is incorporated herein by reference.
Pursuant to the terms of the Merger Agreement, upon the Effective Time, the directors of Acquisition Corporation immediately prior to the Effective Time became the directors of HDI, the surviving corporation in the Merger, and the officers of the Acquisition Corporation became the officers of HDI, in each case, until the earlier of their death, resignation or removal or until their respective successors are duly qualified and appointed, as the case may be.
Following the Effective Time, the new directors of HDI are Luis Candelario, Goichi Miyazumi, Minoru Sano and Kazuo Wakatsuki, and the new officers of HDI are Joseph H. Capper, President, Ronald L. Rubin, Senior Vice-President and Chief Financial Officer, and Peter F. Ferola, Vice-President and General Counsel.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Pursuant to the Merger Agreement, at the Effective Time, HDI’s certificate of incorporation was amended and restated in its entirety, and such amended and restated certificate of incorporation became the certificate of incorporation of the surviving corporation. A copy of the Amended and Restated Certificate of Incorporation of HDI is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Pursuant to the Merger Agreement, at the Effective Time, the bylaws of Acquisition Corporation became the bylaws of the surviving corporation in the Merger. A copy of the bylaws of the surviving corporation of the Merger is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Home Diagnostics, Inc.

3.2	Bylaws of Home Diagnostics, Inc.
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME DIAGNOSTICS, INC.
Date: March 15, 2010	By:	/s/ Peter Ferola
Peter Ferola
Vice President and General Counsel